Exhibit 21.1

E*TRADE Financial Corporation

Subsidiaries of Registrant

Company	Jurisdiction Name
Capitol View, LLC	Delaware
ClearStation, Inc.	California
Converging Arrows, Inc.	Delaware
E TRADE Nordic AB	Sweden
SP Capital AB	Sweden
E TRADE Systems India Private Limited	India
E*TRADE Financial Advisory Services, Inc.	Delaware
E*TRADE Bank	Federal Charter
E*TRADE Brokerage Services, Inc.	Delaware
E*TRADE Capital Management, LLC	Delaware
E*TRADE Capital Markets, LLC	Illinois
E*TRADE Capital Trust XXVII	Delaware
E*TRADE Capital Trust XXVIII	Delaware
E*TRADE Capital Trust XXIX	Delaware
E*TRADE Clearing LLC	Delaware
E*TRADE Community Development Corporation	Delaware
E*TRADE Europe Holdings B.V.	The Netherlands
E*TRADE Europe Securities Limited	Ireland
E*TRADE Europe Services Limited	Ireland
E*TRADE Financial Corporate Services, Inc.	Delaware
E*TRADE Financial Corporation Capital Trust V	Delaware
E*TRADE Financial Corporation Capital Trust VI	Delaware
E*TRADE Financial Corporation Capital Trust VII	Delaware
E*TRADE Financial Corporation Capital Statutory Trust VIII	Delaware
E*TRADE Financial Corporation IX	Delaware
E*TRADE Financial Corporation Capital Trust X	Delaware
E*TRADE Global Services	United Kingdom
E*TRADE Information Services, LLC	Delaware
E*TRADE Institutional Holdings, Inc.	Delaware
E*TRADE Insurance Services, Inc.	California
E*TRADE Master Trust
E*TRADE Mauritius Limited	Mauritius
E*TRADE Mortgage Corporation	Virginia
E*TRADE Savings Bank	Federal Charter
E*TRADE Securities Corporation	Philippines
E*TRADE Securities Limited	United Kingdom
E*TRADE Securities LLC	Delaware
E-TRADE South Africa (Pty) Limited	South Africa
E*TRADE UK (Holdings) Limited	United Kingdom
E*TRADE UK Limited	United Kingdom
E*TRADE UK Nominees Limited	United Kingdom
E*TRADE Web Services Limited	Ireland
Electronic Share Information	United Kingdom
ETB Capital Trust XI	Delaware
ETB Capital Trust XII	Delaware
ETB Capital Trust XIII	Delaware
ETB Capital Trust XIV	Delaware
ETB Capital Trust XV	Delaware
ETB Capital Trust XVI	Delaware
ETB Capital Trust XXV	Delaware
ETB Capital Trust XXVI	Delaware

ETB Holdings, Inc.	Delaware
ETB Holdings, Inc. Capital Statutory Trust XXII	Delaware
ETB Holdings, Inc. Capital Statutory Trust XXIII	Delaware
ETB Holdings, Inc. Capital Trust XVII	Delaware
ETB Holdings, Inc. Capital Trust XVIII	Delaware
ETB Holdings, Inc. Capital Trust XIX	Delaware
ETB Holdings, Inc. Capital Trust XX	Delaware
ETB Holdings, Inc. Capital Trust XXI	Delaware
ETB Holdings, Inc. Capital Trust XXIV	Delaware
ETCF Asset Funding Corporation	Nevada
ETFC Capital Trust I	Delaware
ETFC Capital Trust II	Delaware
ETRADE Asia Services Limited	Hong Kong
ETRADE Financial Information Services (Asia) Limited	Hong Kong
ETRADE Securities (Hong Kong) Limited	Hong Kong
ETRADE Securities Limited	Hong Kong
Highland REIT, Inc.	Virginia
Kobren Insight Management, Inc.	Massachusetts
SV International S.A.	France
TIR (Australia) Services Pty Limited	Australia
TIR (Holdings) Limited	Cayman Islands
E*TRADE United Bank	Federal Charter
ET Canada Holdings Inc.	Canada